UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (s) 240.14a-11(c) or (s) 240.14a-12

PETROLEUM & RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 11, 2009

Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the “Corporation”), will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, on Thursday, March 19, 2009, at 10:00 a.m., for the following purposes:

(1) to elect directors as identified in the Proxy Statement for the ensuing year;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Corporation for or during the year ending December 31, 2009; and

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 6, 2009, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), will be held on Thursday, March 19, 2009, at 10:00 a.m. at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 17, 2009.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; and (3) the transaction of such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On March 19, 2009:

This proxy statement, the notice of annual meeting, a form of the proxy, and the 2008 Annual Report to stockholders are all available on the internet at the following website: http://www.amstock.com/proxyservices/viewmaterials.asp.

How You May Vote and Voting By Proxy

You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1) and (2) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors and FOR Proposal (2).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Corporation by telephone at (800) 638-2479 or by email at contact@peteres.com.

Who May Vote

Only stockholders of record at the close of business February 6, 2009, may vote at the Annual Meeting. The total number of shares of Common Stock of the Corporation outstanding and entitled to be voted on the record date was 23,895,865. Each share is entitled to one vote. The Corporation has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation’s Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Corporation that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), above.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Corporation will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) ELECTION OF DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac	Frederic A. Escherich	Kathleen T. McGahran
Phyllis O. Bonanno	Roger W. Gale	Douglas G. Ober*
Kenneth J. Dale	Thomas H. Lenagh	Craig R. Smith
Daniel E. Emerson

If for any reason one or more of the nominees above named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are elected, unless otherwise provided in the By-laws of the Corporation.

Information as to Nominees for Election as Directors (as of December 31, 2008)

Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

*	Mr. Ober is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

Name, Age, Positions with the Corporation, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors
Enrique R. Arzac, Ph.D., 67, Professor of Finance and Economics, formerly Vice Dean of Academic Affairs of the Graduate School of Business, Columbia University. Director of The Adams Express Company(1), Credit Suisse Asset Management Funds (31 funds) (investment companies), Epoch Holdings Corporation (asset management), and Starcomms Plc (telecommunications).	1987	6,294

Phyllis O. Bonanno, 65, President & Chief Executive Officer of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Vice President of Warnaco Inc. (apparel). Director of Borg-Warner Inc. (industrial), Mohawk Industries, Inc. (carpet and flooring), and The Adams Express Company(1).	2003	2,594

Kenneth J. Dale, 52, Senior Vice President and Chief Financial Officer of The Associated Press. Director of The Adams Express Company(1).	2008	800

Daniel E. Emerson*, 84, Retired Executive Vice President of NYNEX Corporation (communications), retired Chairman of the Board of both NYNEX Information Resources Co. and NYNEX Mobile Communications Co. Previously, Executive Vice President and Director of New York Telephone Company. Director of The Adams Express Company(1).	1987	13,450

Frederic A. Escherich, 56, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with J. P. Morgan. Director of The Adams Express Company(1).	2006	3,950

Roger W. Gale, Ph.D., 62, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group, PA Consulting Group (energy consultants). Director of The Adams Express Company(1), Ormat Technologies, Inc. (geothermal and renewable energy), and U.S. Energy Association.	2005	2,549

Thomas H. Lenagh, 90, Financial Advisor. Formerly, Chairman of the Board and Chief Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.) (consultants). Formerly, Treasurer and Chief Investment Officer of the Ford Foundation (charitable foundation). Director of Cornerstone Funds, Inc. (3 funds) (investment companies), The Adams Express Company(1), and Photonics Product Group, Inc. (crystals).	1987	5,303

Kathleen T. McGahran, Ph.D., J.D., C.P.A., 58, President & CEO of Pelham Associates, Inc. (executive education), and Adjunct Associate Professor, Tuck School of Business, Dartmouth College. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University. Director of The Adams Express Company(1).	2003	5,344

Craig R. Smith, M.D., 62, President, Williston Consulting LLC (consultants to the pharmaceutical and biotechnology industries), and Chief Operating Officer and Director of Algenol Biofuels Inc. (ethanol manufacturing). Formerly Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Director of The Adams Express Company(1), La Jolla Pharmaceutical Company, and Depomed, Inc. (specialty pharmaceuticals).	2005	4,230
Interested Director
Douglas G. Ober, 62, Chairman of the Board and Chief Executive Officer of the Corporation since April 1, 1991, and President since April 1, 2003. Director, Chairman of the Board and Chief Executive Officer of The Adams Express Company.	1989	53,221(e)

Directors and executive officers of the Corporation as a group.		150,758

(1)	Non-controlling affiliate of the Corporation.
*	Mr. Emerson is the Lead Director for the Board.

The address for each director is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Corporation’s knowledge, other than shares referred to in footnote (c) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name.
(b)	Of the amounts shown as beneficially owned by the directors and executive officers as a group, 45,899 shares were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of The Adams Express Company.
(c)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below) and nonvested shares of restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Ober (26,439 shares), nonvested or vested but deferred restricted stock units held by each director (1,200 each held by Mr. Arzac, Ms. Bonanno, Mr. Emerson, and Ms. McGahran, 800 held by Mr. Dale, and 400 each held by Mr. Escherich, Mr. Gale, Mr. Lenagh, and Mr. Smith), and by directors and executive officers as a group (63,311 shares). Mr. Ober disclaims beneficial ownership of the 17,541 shares subject to option included in the number above.
(d)	Calculated on the basis of 23,958,656 shares of Common Stock outstanding on December 31, 2008, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.
(e)	Of the amounts shown, 25,899 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation.

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	$50,001-$100,000
Kenneth J. Dale	$10,001-$50,000
Daniel E. Emerson	greater than $100,000
Frederic A. Escherich	$50,001-$100,000
Roger W. Gale	$10,001-$50,000
Thomas H. Lenagh	greater than $100,000
Kathleen T. McGahran	greater than $100,000
Craig R. Smith	$50,001-$100,000

Interested Director
Douglas G. Ober	greater than $100,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2008.

In 2004, the Board adopted equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 5 years of the requirement’s adoption, a certain percentage of equity in the Corporation equal to a multiple of his or her annual salary, and non-employee directors must own, within 5 years, at least $50,000 of Common Stock of the Corporation.

The nominees identified above are also nominees for election to the Board of Directors of The Adams Express Company (“Adams”), the Corporation’s largest stockholder (see “Principal Stockholder” on page 6).

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Corporation to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may so do by writing to the Secretary of the Corporation, at Petroleum & Resources Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance of Annual Meetings

The Corporation’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. The number of directors who attended the 2008 Annual Meeting was 9 (out of 10 directors).

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation’s securities. Based upon a review of filings with the Commission and written representations that no other reports are required, the Corporation believes that each director and officer filed all requisite reports with the Commission on a timely basis during 2008.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. Lawrence L. Hooper, Jr., 56, has served as the Chief Compliance Officer since April 8, 2004, Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Maureen A. Jones, 61, has served as Chief Financial Officer since March 26, 2002, as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

Mr. Robert E. Sullivan, 40, has served as Executive Vice President since January 1, 2008. Prior thereto, he served as Vice President—Research from April 2006 to January 2008, and as a research analyst from June 2004 to April 2006.

Mr. Joseph M. Truta, 64, has served as Executive Vice President since January 1, 1986.

The address for each executive officer is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

Security Ownership of Management in the Corporation (a) Name	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
Lawrence L. Hooper, Jr.	7,578
Maureen A. Jones	7,657
Robert E. Sullivan	10,618
Joseph M. Truta	27,170

(a)	As of December 31, 2008, share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.
(b)	To the Corporation’s knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of Adams: Mr. Hooper (2,923 shares), Ms. Jones (3,648 shares), Mr. Sullivan (4,546 shares), and Mr. Truta (8,370 shares).
(d)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below), held by Mr. Hooper (-0- shares), Ms. Jones (-0- shares), and Mr. Truta (13,197 shares). These officers disclaim beneficial ownership of those shares.
(e)	The amounts shown include nonvested shares of restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Hooper (3,339 shares), Ms. Jones (2,779 shares), Mr. Sullivan (5,898 shares), and Mr. Truta (4,459 shares).
(f)	Calculated on the basis of 23,958,656 shares of Common Stock outstanding on December 31, 2008, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2008, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Adams Express Company Seven St. Paul Street Baltimore, Maryland 21202	2,186,774 shares held directly	9.1%

Board Meetings and Committees of the Board

The Board of Directors held twelve meetings during 2008, at which overall attendance was approximately 97.5%. Each Director attended at least 89.5% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2008.

Audit Committee

Messrs. Arzac, Escherich, Lenagh, and Smith, each of whom is an independent director as such is defined by the Rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined in the Investment Company Act of 1940, constitute the membership of the Board’s standing Audit Committee, which met four times in 2008. The Board has determined that Mr. Arzac is an audit committee financial expert, as that term is defined in federal regulations. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in April 2008. A copy of the Audit Committee Charter (“Charter”) is available at the Corporation’s website: www.peteres.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Committee’s written Charter. As provided in the Charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects the Corporation’s independent registered public accounting firm in accordance with the provisions set out in the charter. Management, however, is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report of the Corporation with the Corporation’s management and PricewaterhouseCoopers LLP, the independent registered public accounting firm (“PwC”). In addition, the Committee discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from PwC the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.

In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the Charter and discussed above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s 2008 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 11, 2009, by the members of the Audit Committee of the Board of Directors:

Enrique R. Arzac, Chair

Frederic A. Escherich

Thomas H. Lenagh

Craig R. Smith

Compensation Committee

Messrs. Dale, Emerson, Escherich, Gale, and Lenagh constitute the membership of the Board’s standing Compensation Committee, which met six times during 2008. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

Executive Committee

Messrs. Emerson, Gale, and Ober*, and Mses. Bonanno and McGahran constitute the membership of the Board’s standing Executive Committee, which met two times during 2008. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation’s By-laws, or Board resolution.

Nominating and Governance Committee

The Nominating and Governance Committee was established in 2007. Messrs. Emerson and Gale, and Mses. Bonanno and McGahran constitute the membership of this Committee, which did not meet in 2008. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available to stockholders at the Corporation’s website: www.peteres.com.

Each of the members of the Nominating and Governance Committee is an independent director as such is defined by the Rules of the New York Stock Exchange and none is an “interested person” as such as defined by the Investment Company Act of 1940.

The Nominating and Governance Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating and Governance Committee will consider unsolicited recommendations for director candidates from stockholders of the Corporation. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Secretary of the Corporation at the office of the Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Corporation. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating and Governance Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current, independent directors on the Board. The name of any individual recommended by an independent director is provided to Mr. Ober, who contacts the prospective director nominee and meets with him or her. The members of the Nominating and Governance Committee then meet with the prospective director nominee. If a majority of the Nominating and Governance Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many as possible of the other

*	Mr. Ober is an “interested person.”

independent directors meet with him or her. The Nominating Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Corporation’s proxy for election at the next annual meeting of stockholders. The Corporation anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

Retirement Benefits Committee

Messrs. Arzac, Dale, and Smith, and Mses. Bonanno and McGahran constitute the membership of the standing Retirement Benefits Committee of the Corporation, which administers the Employees’ Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Corporation. This Committee met two times during 2008.

Board of Directors Compensation

During 2008, each director who is not an interested person, except for Mr. Emerson, received an annual retainer fee of $11,000 and a fee of $1,000 for each Board meeting attended. Mr. Emerson, who is the Lead Director for the Board, received an annual retainer fee of $15,000 and a fee of $1,000 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $2,000 for each committee membership and a fee of $750 for each Committee meeting attended; the Chairperson of each committee, except for the Executive Committee, receives an additional fee of $750 for each Committee meeting attended. The total amount of fees paid to the independent directors in 2008 was $290,217. In addition, following each annual meeting of stockholders, each non-employee director who is elected or re-elected at that annual meeting receives 400 restricted stock units.

Transactions with Principal Stockholder

The Corporation shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Adams, of which all the above-named nominees are also directors. These expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated share, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2008, the Corporation’s share of such expenses was $1,077,206.

Audit Fees

The aggregate fees for professional services rendered by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audits of the Corporation’s annual and semi-annual financial statements for 2008 and 2007 were $69,116 and $65,825, respectively.

Audit-Related Fees

There were no audit-related fees in 2008 and 2007.

Tax Fees

The aggregate fees to the Corporation for professional services rendered by PricewaterhouseCoopers LLP for the review of the Corporation’s excise tax calculations and preparations of federal, state and excise tax returns for 2008 and 2007 were $10,710 and $10,200, respectively.

All Other Fees

The aggregate fees for services to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2008 and 2007 were $4,770 and $3,534, respectively, which related to the review of the Corporation’s procedures for calculating the amounts to be paid or granted to the Corporation’s officers in accordance with the Corporation’s cash incentive plan and the 2005 Equity Incentive Compensation Plan, review of the Corporation’s calculations related to those plans, and preparation of a report to the Corporation’s Compensation Committee.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

All services to be performed for the Corporation by PricewaterhouseCoopers LLP must be pre-approved by the Audit Committee. All services performed for 2008 were pre-approved by the Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Corporation during the fiscal year ended December 31, 2008, for services in all capacities:

Name	Position	Aggregate Compensation (1)(2)(3)(4)		Pension or Retirement Benefits Accrued as Part of Expenses (5)	Stock Awards (7)
Douglas G. Ober	Chairman of the Board, President and Chief Executive Officer (A)	$271,470		$11,868	$104,253
Joseph M. Truta	Executive Vice President	$162,500		$11,868	$61,170
Robert E. Sullivan*	Executive Vice President	$256,500		$25,800	$69,489
Enrique R. Arzac	Director (B)(D)	$32,250	(6)	N/A	$15,728	(8)
Phyllis O. Bonanno	Director (A)(D)(E)	$32,500		N/A	$15,728	(8)
Kenneth J. Dale**	Director (C)(D)	$28,717		N/A	$27,262	(8)
Daniel E. Emerson***	Director (A)(C)(E)	$40,750		N/A	$15,728	(8)
Frederic A. Escherich	Director (B)(C)	$33,500		N/A	$15,728	(8)
Roger W. Gale	Director (A)(C)(E)	$31,750		N/A	$15,728	(8)
Thomas H. Lenagh	Director (B)(C)	$32,000		N/A	$15,728	(8)
Kathleen T. McGahran	Director (A)(D)(E)	$29,500	(6)	N/A	$15,728	(8)
Craig R. Smith	Director (B)(D)	$29,250		N/A	$15,728	(8)

(A)   Member of Executive Committee

(B)   Member of Audit Committee

(C)   Member of Compensation Committee

(D)   Member of Retirement Benefits Committee

(E)   Nominating and Governance Committee

*	Mr. Sullivan was promoted to Executive Vice President effective January 1, 2008.

**	Mr. Dale was elected to the Board in January 2008.

***	Mr. Emerson is the Lead Director for the Board.

(1)	Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Truta, and Sullivan were $210,270, $132,440, and $215,000, respectively.

(2)	Of their direct salaries, $8,815, $8,815, and $12,900 were deferred compensation to Messrs. Ober, Truta, and Sullivan, respectively, under the Corporation’s Employee Thrift Plan. The non-employee Directors do not participate in the Employee Thrift Plan.

(3)	Of the amounts shown, $61,200, $30,060, and $41,500 were incentive compensation accrued for Messrs. Ober, Truta, and Sullivan, respectively, in 2008 and paid to them in 2009.

(4)	In addition, the net gain realized by Messrs. Ober and Truta upon the exercise of stock appreciation rights during 2008 granted under the Corporation’s Stock Option Plan (see “Stock Option Plan” below) was $144,846 and $38,450, respectively. This sum is in addition to the aggregate compensation amounts shown in this summary table.

(5)	Under the Employee Thrift Plan, the Corporation makes contributions to match the contributions made by eligible employees (see “Employee Thrift Plan” below). The amounts shown represent the Corporation’s payments made on behalf of Messrs. Ober, Truta, and Sullivan during 2008. In addition, during 2008, the Corporation recognized aggregate pension expense of $469,679 related to all eligible employees and former employees in the Employee Retirement Plans (see “Employee Retirement Plans” below).

(6)	Of the amounts shown, $14,500 was foregone at the election of the director in favor of receiving 403.80 deferred stock units.

(7)

The amount in this column shows the amount recognized in the Corporation’s financial statements for 2008 in connection with grants to the identified executive officers under the 2005 Equity Incentive Compensation Plan in each year from 2005 to 2008. For the 2007 and 2008 grants, the restricted shares will vest at the end of three years from the grant date, but only upon the achievement of specified performance criteria. The target shares (the target number is shown in the Grants of Plan-Based Awards table below) will vest after three years if, on January 1 of the year in which they vest, the Corporation’s three year total net asset value (“NAV”) return meets or exceeds the three year total NAV return of a hypothetical portfolio comprised of, for years 2007 and 2008, an 80/20 blend of the Dow Jones U.S. Oil and Gas Index and the S&P 500 Index, and for years 2009 and forward, an 80/20 blend of the Dow Jones U.S. Oil and Gas Index and the Dow Jones U.S. Basic Materials Index (“Hypothetical Portfolio”), with a lesser percentage or no shares being earned if the Corporation’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. In addition, if, on that date, the Corporation’s three year total NAV return exceeds that of the Hypothetical Portfolio, an additional number of shares (“additional shares”) (the maximum number of additional shares is included in the Maximum column in the Grants of Plan-Based Awards table below) will be earned and vest, depending on the level of outperformance. For the 2006 grants, the restricted shares vested on January 12, 2009 (three years from the grant date), based upon achieving specified performance criteria. Certain percentages of the shares were deemed to have been earned based on achieving performance goals over specified intervening time periods. 52.1% of the first one-sixth of the target number of restricted shares were deemed to have been earned on January 1, 2007, because the Corporation’s one year total NAV trailed that of the applicable Hypothetical Portfolio on that date. All of the next one-third of the target number of shares were deemed to have been earned on January 1, 2008, because the Corporation’s two year total NAV return exceeded that of the applicable Hypothetical Portfolio on that date. Lesser percentages or no shares would have been earned if the Corporation’s total NAV return trailed that of the Hypothetical Portfolio. For the remaining 50% of the target shares, 81.55% were earned and vested on January 12, 2009, because the Corporation’s three year total NAV return trailed that of the applicable Hypothetical Portfolio on January 1, 2009. In addition, as will be the case with the 2007 and 2008 grants if the same situation occurs, no additional shares were earned and vested because the Corporation’s three year total NAV return trailed that of the Hypothetical Portfolio on January 1, 2009. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 6 to the Corporation’s financial statements for 2008. Dividends and capital gains paid on the Corporation’s shares of Common Stock (“dividends”) will be paid on all of the target number of shares of restricted stock, when such dividends are paid on the Common Stock, except that no dividends or capital gains will be paid on any shares that are forfeited due to the failure to achieve the performance criteria described above. The dividend rate for dividends paid on the shares of restricted stock is the same rate that is paid on the Common Stock.

(8)	These amounts reflect the dollar amount recognized in the Corporation’s financial statements for 2008 for the portion of the 400 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Corporation’s annual meetings in 2008 and 2007. In the case of Mr. Dale, the amount reflects the dollar amount associated with the 400 restricted stock units granted to him under the 2005 Equity Incentive Compensation Plan upon his initial election to the Board of Directors in 2008, as well as the 400 restricted stock units granted to him upon election to the Board of Directors at the Corporation’s annual meeting in 2008.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2008:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($) or (#) (2)	Target (#) (2)	Maximum (#) (2)
Douglas G. Ober	January 10, 2008	0	1,666	2,499	0	$93,737
Joseph M. Truta	January 10, 2008	0	799	1,199	0	44,974
Robert E. Sullivan	January 10, 2008	0	1,066	1,599	0	59,978

(1)	For a description of the material terms of these restricted stock grants, see footnote 7 to the Compensation Table, above.

(2)	Threshold refers to the minimum amount payable for a certain level of performance under the Plan. Target refers to the amount payable if the specified performance target(s) are reached. Maximum refers to the maximum payout possible under the Plan.

(3)	This fair value amount assumes that all of the shares shown in the Maximum column herein are earned and vest. See footnote 7 to the Compensation Table, above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2008:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Douglas G. Ober	2,411	$46,798	6,487	$125,913
Joseph M. Truta	1,206	23,408	3,253	63,141
Robert E. Sullivan	1,688	32,764	4,210	81,716

(1)	These shares vested as follows: Mr. Ober, 2,411 on January 12, 2009; Mr. Truta, 1,206 on January 12, 2009; and Mr. Sullivan, 1,688 on January 12, 2009.

(2)	Using the December 31, 2008 closing market price for the Corporation’s stock of $19.41.

(3)	Certain of these shares are scheduled to vest as follows, if certain performance criteria are met by the Corporation as described in footnote 7 to the Compensation Table, above: Mr. Ober, 2,991 on January 11, 2010, and 2,499 on January 10, 2011; Mr. Truta, 1,556 on January 11, 2010, and 1,199 on January 10, 2011; and Mr. Sullivan, 1,914 on January 11, 2010, and 1,599 on January 10, 2011. Note that these shares include 997 shares for Mr. Ober, 498 shares for Mr. Truta, and 697 shares for Mr. Sullivan that were scheduled to vest in January 2009 but were forfeited as unearned because the Corporation’s total NAV return trailed the performance criteria set out in footnote 7 to the Compensation Table, above.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards during 2008 for the three executive officers listed in the Compensation Table above:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas G. Ober	297	$12,159
Joseph M. Truta	297	12,159
Robert E. Sullivan	237	9,703

2005 Equity Incentive Compensation Plan

In 2005, the Board of Directors adopted an equity incentive compensation plan for the Corporation, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was approved by the stockholders at the 2005 Annual Meeting. The 2005 Plan is summarized below. As of December 31, 2008, (i) the number of shares subject to outstanding awards under the 2005 Plan was 43,103 and (ii) the number of shares available for future grants under the 2005 Plan was 815,767.

Administration

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Corporation’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share.

Eligible Participants

The Committee recommends to the Board, and the Board has full and final authority to approve, the Corporation’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The people who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Corporation are eligible to participate and receive awards as described below under “Non-Employee Director Awards”.

Available Shares

The Corporation has reserved and made available 872,639 shares for use as awards (4% of the Corporation’s Common Stock outstanding on the effective date of the 2005 Plan). The Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Corporation’s Common Stock.

Under the 2005 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Corporation’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Corporation stock. Grants to non-employee directors are limited to those described below. See “Non-Employee Director Awards”.

Awards

The 2005 Plan permits the Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;

•	restricted stock units;

•	deferred stock units;

•	non-qualified stock options; and

•	stock appreciation rights (including freestanding and tandem stock appreciation rights).

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below. See “Non-Employee Director Awards”.

Restricted Stock. The 2005 Plan permits shares of the Corporation’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units. The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Committee.

Stock Options. Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Corporation Common Stock on the date of the grant.

Unless otherwise determined by the Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, if and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Corporation’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the

Corporation. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, if and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Performance Awards. The 2005 Plan permits the Committee to make any award under the 2005 Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after that annual meeting receives an award of 400 restricted stock units of the Corporation. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 400 restricted stock units of the Corporation. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Operation of the 2005 Plan

Under the 2005 Plan, the Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or its existing or future subsidiaries or any other right of a Participant to receive payment from the Corporation or any Corporation subsidiary.

Stock Option Plan

The Corporation’s Board of Directors adopted a Stock Option Plan (the “Stock Option Plan” in 1985), which was approved by the stockholders at the 1986 Annual Meeting of Stockholders and was amended at the 1994 and 2003 Annual Meetings of Stockholders. Since the adoption of the 2005 Equity Incentive Compensation Plan, no new grants have been or will be made under the Stock Option Plan. The Stock Option Plan provides for the grant to “key employees” (as defined in the Stock Option

Plan) of options to purchase shares of Common Stock of the Corporation, together with related stock appreciation rights. As of December 31, 2008, the number of shares subject to outstanding options under the Stock Option Plan was 32,340. All options granted under the Stock Option Plan are treated as non-qualified stock options under the Internal Revenue Code. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Stock Option Plan.

The Stock Option Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2006.

The Stock Option Plan permitted the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value at the time of exercise equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

Shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

Employee Thrift Plan

Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently. The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee’s contribution but not in excess of the maximum permitted by law (see table set forth on page 10 regarding 2007 contributions for the officers identified therein). Employees may also contribute an additional amount of base salary to the thrift plan, but these contributions are not matched by the Corporation. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Corporation, or of Adams, or several mutual funds, or a combination thereof. Fifty percent of the Corporation’s matching contributions is invested in the Corporation’s Common Stock, and the remaining fifty percent is invested in the same manner that the employee has elected for his or her contributions, provided that the employee is 100% vested in the

Plan. Otherwise, 100% of the Corporation’s matching contribution is invested in the Corporation’s Common Stock. An employee’s interest in amounts derived from the Corporation’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

Employee Retirement Plans

The employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee’s retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee’s highest 36 months average annual cash compensation out of the employee’s final 60 months’ annual cash compensation, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual cash compensation out of the employee’s final 60 months’ annual cash compensation including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

The Corporation also maintains a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Corporation. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation’s retirement plan may not exceed the lesser of $195,000 for 2009 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $195,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Corporation to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2008, the Corporation made payments of $31,208 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Corporation’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$20,000	$40,000	$60,000	$60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The estimated credited years of service for the officers listed in the Compensation Table on page 10 above are: Mr. Ober (28), Mr. Truta (39), and Mr. Sullivan (4).

Brokerage Commissions

During the past fiscal year, the Corporation paid brokerage commissions in the amount of $362,521 on the purchase and sale of portfolio securities traded on the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The Corporation paid brokerage commissions of $17,524 on options written or purchased by the Corporation. The average per share commission rate paid by the Corporation was $0.0404. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2008	2007	2006
16.89%	7.36%	9.95%

Expense Ratio

The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

2008	2007	2006
0.51%	0.54%	0.60%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Investment Company Act of 1940, as amended (the “Act”), requires, in effect, that the Corporation’s independent auditors be selected by the Audit Committee, whose selection thereof is ratified by a majority of those members of the Board of Directors who are not “interested persons” (as defined by the Act) of the Corporation; that such selection may be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent auditors be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, which firm was the Corporation’s principal auditor during the year 2008, has been selected as the independent registered public accounting firm to audit the books and accounts of the Corporation for or during the year ending December 31, 2009, by the Audit Committee, which selection has been ratified by a majority of those members of the Board of Directors who were not “interested persons” of the Corporation and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Corporation for the year ended December 31, 2008, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 19, 2009. A copy of the Corporation’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@peteres.com.

The Corporation has retained The Altman Group Inc. (“Altman”) to assist in the solicitation of proxies. The Corporation will pay Altman a fee for its services not to exceed $4,000 and will reimburse Altman for its expenses, which the Corporation estimates should not exceed $2,500.

Stockholder Proposals or Nominations for 2010 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 14, 2009.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2010 Annual Meeting but does not seek to have included in the Corporation’s proxy statement and form of proxy for that meeting, the following requirements apply. Pursuant to the Corporation’s By-laws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2010 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Corporation’s advance notice By-laws provisions) must be received at the office of the Corporation no earlier than September 14, 2009 and no later than October 14, 2009. The Corporation’s advance notice By-law requirements are separate from, and in addition to, the Securities and Exchange Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after October 14, 2009 to be presented at the 2010 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

ANNUAL MEETING OF STOCKHOLDERS OF
®	PETROLEUM & RESOURCES CORPORATION March 19, 2009

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card,

and 2008 Annual Report to stockholders are available on the internet at the following website:

http://www.amstock.com/proxyservices/viewmaterials.asp.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■ 21030000000000001000 9	031909

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:		2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐
☐	FOR ALL NOMINEES	O Enrique R. Arzac
		O Phyllis O. Bonanno		In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Kenneth J. Dale O Daniel E. Emerson
O Frederic A. Escherich
☐	FOR ALL EXCEPT (See instructions below)	O Roger W. Gale O Thomas H. Lenagh
		O Kathleen T. McGahran	*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.
O Douglas G. Ober*
O Craig R. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Attend Annual Meeting mark here. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

®	ANNUAL MEETING OF STOCKHOLDERS OF

PETROLEUM & RESOURCES CORPORATION

March 19, 2009

PROXY VOTING INSTRUCTIONS

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Notice of Internet Availability of Proxy Materials for the Meeting: The notice of annual meeting, proxy statement, form of proxy card, and 2008 Annual Report to stockholders are available on the internet at the following website: http://www.amstock.com/proxyservices/viewmaterials.asp.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.¯

■     21030000000000001000    9                                                                              031909

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:		2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.	☐	☐	☐
☐	FOR ALL NOMINEES	O Enrique R. Arzac
		O Phyllis O. Bonanno		In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Kenneth J. Dale O Daniel E. Emerson
O Frederic A. Escherich
☐	FOR ALL EXCEPT (See instructions below)	O Roger W. Gale O Thomas H. Lenagh
		O Kathleen T. McGahran	*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.
O Douglas G. Ober*
O Craig R. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Attend Annual Meeting mark here. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐ ■

PETROLEUM & RESOURCES CORPORATION

PROXY FOR 2009 ANNUAL MEETING

THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF PETROLEUM & RESOURCES CORPORATION

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned stockholder of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), hereby appoints Joseph M. Truta and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on Thursday, March 19, 2009, at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

	PETROLEUM & RESOURCES CORPORATION	(over)
■		14475 ■